As filed with the U.S. Securities and Exchange Commission on December 17, 2020

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GREENWICH LIFESCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	20-5473709
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3992 Bluebonnet Dr, Building 14

Stafford, TX 77477

(832) 819-3232

(Address and telephone number of registrant’s principal executive offices)

Snehal Patel

Chief Executive Officer

Greenwich LifeSciences, Inc.

3992 Bluebonnet Dr, Building 14

Stafford, TX 77477

(832) 819-3232

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey J. Fessler, Esq. Nazia J. Khan, Esq. Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, NY 10112-0015 Tel.: (212) 653-8700	Gregory Sichenzia, Esq. Darrin Ocasio, Esq. Sichenzia Ross Ference LLP 1185 Avenue of the Americas, 37th Floor New York, NY 10036 Tel.: (212) 930-9700

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-251366

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [X]	Smaller reporting company [X]
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, par value $0.001 per share	$5,060,000	$553
Total:	$5,060,000	$553

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Includes shares of common stock that the underwriters have the option to purchase to cover over-allotments, if any.

(2)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price of the securities registered hereunder to be sold by the registrant. Represents the registration fee only for the additional amount of securities of the registrant being registered hereby. The registrant previously registered securities pursuant to a Registration Statement on Form S-1 (File No. 333-251366) for which a fee of $2,761 was paid.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

Greenwich LifeSciences, Inc. (the “Company”) is filing this Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (“SEC”) pursuant to Rule 462(b) of the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-1 (File No. 333-251366) filed by the Company with the SEC on December 15, 2020, and declared by the SEC effective on December 17, 2020, including the exhibits thereto, are incorporated herein by reference.

We are filing this registration statement for the purpose of registering additional securities of the Company with the proposed maximum aggregate offering price not to exceed $5,060,000.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

Exhibit Number	Description
5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP
23.1	Consent of MaloneBailey, LLP, independent registered public accounting firm
23.2	Consent of Sheppard, Mullin, Richter & Hampton, LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Stafford, State of Texas, on the 17th day of December, 2020.

GREENWICH LIFESCIENCES, INC.

By:	/s/ Snehal Patel
Snehal Patel
Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Snehal Patel	Chief Executive Officer and Director	December 17, 2020
Snehal Patel	(Principal Executive Officer and Principal Accounting and Financial Officer)

/s/ F. Joseph Daugherty	Chief Medical Officer and Director	December 17, 2020
F. Joseph Daugherty

/s/ David McWilliams	Director	December 17, 2020
David McWilliams

/s/ Eric Rothe	Director	December 17, 2020
Eric Rothe

/s/ Kenneth Hallock	Director	December 17, 2020
Kenneth Hallock